ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Morgan Stanley Capital l Trust 20l9-L3, Commercial Mortgage Pass-Through Certificates, Series 2019-L3 (the "Trust")

I, George Wisniewski, an Executive Managing Director of Situs Holdings, LLC, as ILPT Industrial Portfolio Special Servicer (the "Certifying Servicer"), certify to Morgan Stanley Capital I Inc. and each Other Depositor with respect to a securitization of a Serviced Companion Loan and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.       I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer's activities during the 2019 calendar year between November l, 2019 and December 31, 2019 (the "Reporting Period") and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2.       To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: February 20, 2020

SITUS HOLDINGS, LLC,

as ILPT Industrial Portfolio Special Servicer

By: /s/ George Wisniewski

Name:     George Wisniewski

Title:       Executive Managing Director